Exhibit 99.2

Digital Angel May 7, 2008 Conference Call Supporting Materials

Safe Harbor Information contained in this document may contain forward-looking statements, including, for example, earnings guidance, statements about management expectations, including becoming a worldwide leader in providing safety related products to the asset tracking and identification industries, strategic objectives, growth opportunities, business prospects, transaction synergies and other benefits of the recent merger, and other similar matters. These forward- looking statements are not statements of historical facts and represent only Digital Angel's beliefs regarding future performance, which is inherently uncertain. There are a variety of factors, many of which are beyond Digital Angel's control, which affect operations, performance, business strategy and results, and could cause actual results and experience to differ materially from the expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to, the risk that expected synergies and benefits of the recent merger will not be realized within the expected time frame or at all, our ability to successfully implement our business strategy; uncertainty as to our working capital requirements over the next 12 to 24 months; our ability to successfully integrate the businesses of acquired companies; our ability to maintain compliance with the covenants of our credit facilities; our expectation regarding future profitability and liquidity; competitive and economic influences; the degree of success we have in leveraging our brand reputation; our ability to become a major business in the food source traceability and safety arena; our ability to successfully develop survival and emergency radios for the military and commercial uses; our reliance on third-party dealers and distributors to successfully market and sell our products; our ability to defend against costly product liability claims and claims that our products infringe the intellectual property rights of others; our ability to comply with current and future regulations relating to our businesses; our ability to successfully transition manufacturing and implement strategic outsourcing plans; and our ability to maintain proper and effective internal accounting and financial controls. Additional information about these and other risk factors that could affect Digital Angel's businesses is set forth in Applied Digital Solutions, Inc.'s (d/b/a Digital Angel) Form 10-K for the year ended December 31, 2007, which was filed with the SEC on March 17, 2008, Forms 10-Q and other filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond Digital Angel's ability to control or predict. Digital Angel undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future results or otherwise. 2

SARBE Global leadership position: maritime, aviation & personnel Tracking for search & rescue operations GPS & satellite radio communications Global leadership position: livestock, pets & wildlife Food safety, pet recovery & environmental protection RFID & visual Animal Identification Emergency Identification 3

Digital Angel Sales Growth ($ US in millions) 4

Digital Angel Q1 Operating Results 5 ($ US in millions) Q1 Q1 (unaudited) 2008 2007 Variance Revenues $ 22.4 $ 15.3 $ 7.1 Gross margin 37% 37% - Operating loss $ (2.0) $ (4.6) $ 2.6 EBITDA $ (0.9) $ (4.1) $ 3.2 See slide 6 for reconciliation of operating loss and EBITDA results See slide 6 for reconciliation of operating loss and EBITDA results See slide 6 for reconciliation of operating loss and EBITDA results See slide 6 for reconciliation of operating loss and EBITDA results See slide 6 for reconciliation of operating loss and EBITDA results See slide 6 for reconciliation of operating loss and EBITDA results

Digital Angel Operating Analysis 6 ($ US in millions) Q1 (unaudited) 2008% 2007 % Revenue $ 22.4 100% $ 15.3 100% Cost of sales 14.1 63% 9.7 63% Gross profit $ 8.3 37% $ 5.6 37% SG&A expenses $ 9.0 40% $ 9.0 59% R&D expenses 0.8 4% 1.2 8% Overhead reduction plan 0.5 2% - - Operating loss $ (2.0) -9% $ (4.6) -30% D&A $ 1.1 5% $ 0.5 3% EBITDA $ (0.9) -4% $ (4.1) -27%

Digital Angel
Q1 2008 vs. Q4 2007 Operating Results

($ US in millions) *(unaudited)*	Q1 2008	Q4 2007		Variance
Revenues	$ 22.4	$ 22.6		$ (0.2)
Gross margin	37%	32%		5%
Operating loss	$ (2.0)	$ (9.4)	*	$ 7.4
EBITDA	$ (0.9)	$ (8.7)		$ 7.8

** Q4 2007 Operating loss excludes asset impairment charge of ($4.6m)*
Q4 2007 Operating loss reconciliation: ($14.0m) reported minus ($4.6m) = ($9.4m)

See slide 6 for a reconciliation of operating loss and EBITDA results for Q1 2008. For Q4 2007, EBITDA of $(8.7m) minus depreciation and amortization of $(0.7m) = adjusted operating loss of $(9.4m)

7

Animal Identification Segment

- **Destron Fearing:** Leading U.S. manufacturer since 1945
  Pioneered microchip technology for animals in 1980s
  Recent expansion: Europe, South America,
  Geissler Technologies acquisition

Destron Fearing™

- **Markets:** Livestock, pets, equine, fish & wildlife

Livestock - More than 500m cattle & swine worldwide require tags
Currently, 98% are visual tags, 2% electronic tags

Pets - More than 70m Destron microchips sold through distributors
US: Schering-Plough ("HomeAgain")
Europe: Merial
Japan: Dainippon
Currently, 125m dogs & cats in US; less than 5% chipped



Equine - New target market of 6m performance horses

Fish - 3m-4m Destron microchips implanted annually in US salmon
Multi-year contracts with US Army Corps of Engineers, Bonneville Power

Digital Angel
8

Animal Identification Growth Growth Drivers: Food safety, herd management, animal health, government mandates Strong domestic and international demand Technology evolution from visual to electronic products - similar dynamics to adoption of RFID technology in security & access control markets (late 1990s) Technology improvements where electronic products are already in place - Bio-thermo temperature-sensing microchip and associated readers Recent distribution contract with Jockey Club Fragmented competition; opportunities to consolidate/partner with other players 2007 Sales: $44m 2008 Sales Outlook: $47m - $49m 60% livestock 25% pets 15% fish & equine 9

Animal Identification Operating Results 10 ($ US in millions) Q1 Q1 (unaudited) 2008 2007 Variance Revenues $ 11.7 $ 10.3 $ 1.4 Gross margin 30% 29% 1% Operating loss $ (1.8) $ (3.5) $ 1.7 EBITDA $ (1.0) $ (3.2) $ 2.2 Animal ID results include an allocation of 60% of corporate segment expenses for each period Animal ID results include an allocation of 60% of corporate segment expenses for each period Animal ID results include an allocation of 60% of corporate segment expenses for each period Animal ID results include an allocation of 60% of corporate segment expenses for each period Animal ID results include an allocation of 60% of corporate segment expenses for each period Animal ID results include an allocation of 60% of corporate segment expenses for each period See slide 11 for a reconciliation of operating loss and EBITDA results See slide 11 for a reconciliation of operating loss and EBITDA results See slide 11 for a reconciliation of operating loss and EBITDA results See slide 11 for a reconciliation of operating loss and EBITDA results See slide 11 for a reconciliation of operating loss and EBITDA results See slide 11 for a reconciliation of operating loss and EBITDA results

Animal Identification Operating Analysis

Destron Fearing™

($ US in millions)
(unaudited)

	Q1			
	2008	%	2007	%
Revenue	$ 11.7	100%	$ 10.3	100%
Cost of sales	8.1	70%	7.3	71%
Gross profit	$ 3.6	30%	$ 3.0	29%
SG&A expenses	$ 4.4	38%	$ 5.9	57%
R&D expenses	0.5	4%	0.6	6%
Overhead reduction plan	0.5	4%	-	-
Operating loss	$ (1.8)	-15%	$ (3.5)	-34%
D&A	$ 0.8	7%	$ 0.3	3%
EBITDA	$ (1.0)	-9%	$ (3.2)	-31%

Animal ID SG&A includes allocation of corporate segment expenses: $1.2m in Q1 2008 & $0.9m in Q1 2007

Digital Angel®

11

Emergency Identification Segment

- **Signature Industries Ltd. -** UK-based company
  Global leader since WWII, supplying electronic safety products
  Worldwide supplier to 40+ nations (primary supplier to RAF)

Signature Industries

- **Well-established brands -**

  SARBE - widely regarded as global standard in GPS emergency beacons for military forces

  SARBE

  McMurdo - leading supplier of maritime emergency location beacons and navigation devices in Europe mcmurdo
  EMERGENCY LOCATION BEACONS




max

- **Strong distribution networks -** in most maritime-based countries
- **Product features -** exceptional reliability, digital & GPS technology, automatic activation & antenna deployment, programmable functionality (Lloyds approved)

Digital Angel

12

Emergency Identification Growth Growth Drivers: Expansion into North America - U.S. Coast Guard U.S. military forces Recreational products Major upgrade to Cospas-Sarsat, UN administered search & rescue satellite network Increasing worldwide demand for PLBs & recreational beacons Fragmented worldwide competition - consolidation opportunities 2007 Sales: $34m 2008 Sales Outlook: $45m - $50m 70% commercial; 30% military 13

Emergency Identification Operating Results

SARBE

mcmurdo

($ US in millions) (unaudited)	Q1 2008	Q1 2007	Variance
Revenues	$ 10.7	$ 5.0	$ 5.7
Gross margin	44%	53%	-9%
Operating loss	$ (0.2)	$ (1.1)	$ 0.9
EBITDA	$ 0.1	$ (0.9)	$ 1.0

Emergency ID results include an allocation of 40% of corporate segment expenses in each period

2007 Q1 results do not include McMurdo, which was acquired on April 5, 2007

See slide 15 for more detailed reconciliation of operating loss and EBITDA results

Digital Angel

14

Emergency Identification Operating Analysis 15 SARBE ($ US in millions) (unaudited) Q1 2008% 2007 % Revenue $ 10.7 100% $ 5.0 100% Cost of sales 6.0 56% 2.3 47% Gross profit $ 4.7 44% $ 2.7 53% SG&A expenses $ 4.6 43% $ 3.2 64% R&D expenses 0.3 3% 0.6 12% Overhead reduction plan - - - - Operating loss $ (0.2) -2% $ (1.1) -22% D&A $ 0.3 3% $ 0.2 4% EBITDA $ 0.1 1% $ (0.9) -18% Emergency ID SG&A includes allocation of corporate segment expenses: $0.8m in Q1 2008 & $0.6m in Q1 2007 Emergency ID SG&A includes allocation of corporate segment expenses: $0.8m in Q1 2008 & $0.6m in Q1 2007 Emergency ID SG&A includes allocation of corporate segment expenses: $0.8m in Q1 2008 & $0.6m in Q1 2007 Emergency ID SG&A includes allocation of corporate segment expenses: $0.8m in Q1 2008 & $0.6m in Q1 2007 Emergency ID SG&A includes allocation of corporate segment expenses: $0.8m in Q1 2008 & $0.6m in Q1 2007 Emergency ID SG&A includes allocation of corporate segment expenses: $0.8m in Q1 2008 & $0.6m in Q1 2007 Emergency ID SG&A includes allocation of corporate segment expenses: $0.8m in Q1 2008 & $0.6m in Q1 2007 Emergency ID SG&A includes allocation of corporate segment expenses: $0.8m in Q1 2008 & $0.6m in Q1 2007

Summary of Operating Results Strong revenue growth in both core business segments (Q1 2008 vs. Q1 2007): Animal ID + 14% Emergency ID + 112% (26% organic; 86% acquisitive) Animal ID "Overhead Reduction Plan" has resulted in approximately $2m of quarterly profit improvement Emergency ID's McMurdo operations contributed $4.4m to revenue growth Potential upside: increased integration of SARBE and McMurdo operations Cash flow is being directed toward: Debt repayment Operational improvements - Every facet of worldwide operations is being evaluated for restructuring opportunities 16

Restructuring Q1 focus on operations: Increased "feet on the street" sales force Grew international companion animal and livestock sales Eliminated Washington DC lobbyists, reduced legal expenses Consolidated overhead functions Reduced U.S. headcount by approximately 20% Invested in information systems upgrades Established MBOs: reward "blocking & tackling," "hands-on leadership" Eliminated all non-essential travel Froze salaries, implemented stock-for-pay programs Q2 focus on operations: Reduce inventory Transition selected operations to more cost efficient locations Develop strategic, worldwide outsourcing plans Continue reducing overhead costs 17

Financial Transition 2008 - "Transition year to operating profitability" 2007 Pro-forma operating income (loss) .......................... ($24.1m) 2007 merger expenses $4.8m 2007 goodwill impairment charge $4.6m 2007 CEO severance payments $2.5m 2007 litigation expenses $1.0m -$ 2.0m 2008 profits on revenue growth in SARBE/McMurdo $2.0m -$4.0m 2008 cost cuts in Destron Fearing $4.0m 2008 consolidation savings - corporate overhead $2.2m 2008 Operating income (loss) outlook ............................... ($3.0m) - $0m 2008 - "Invest in restructuring activities......." to continue improvements in operating income in 2009 and beyond. 18

Digital Angel Operating Impact on Net Q1 Results 19 ($ US in millions) ($ US in millions) Q1 (unaudited) (unaudited) 2008 2007 Change Change Revenue Revenue $ 22.4 $ 15.3 $ 7.1 Operating loss Operating loss $ (2.0) $ (4.6) $ 2.6 Other items: Other items: Interest expense * $ (2.7) $ (0.9) $ (1.8) Interest & other income 0.4 1.3 (0.9) Equity loss in affiliate (1.3) (2.1) 0.8 Minority interest - 1.5 (1.5) Discontinued operations 0.9 (0.1) 1.0 Other (0.1) (0.1) - Net result of other items Net result of other items $ (2.8) $ (0.4) $ (2.4) Net loss Net loss $ (4.8) $ (5.0) $ 0.2 * Q1 2008 includes $1.7m of non-cash interest expense, including amortization * Q1 2008 includes $1.7m of non-cash interest expense, including amortization * Q1 2008 includes $1.7m of non-cash interest expense, including amortization * Q1 2008 includes $1.7m of non-cash interest expense, including amortization * Q1 2008 includes $1.7m of non-cash interest expense, including amortization * Q1 2008 includes $1.7m of non-cash interest expense, including amortization * Q1 2008 includes $1.7m of non-cash interest expense, including amortization * Q1 2008 includes $1.7m of non-cash interest expense, including amortization of deferred financing costs resulting from pre-payment of debt in Q1 2008. of deferred financing costs resulting from pre-payment of debt in Q1 2008. of deferred financing costs resulting from pre-payment of debt in Q1 2008. of deferred financing costs resulting from pre-payment of debt in Q1 2008. of deferred financing costs resulting from pre-payment of debt in Q1 2008. of deferred financing costs resulting from pre-payment of debt in Q1 2008. of deferred financing costs resulting from pre-payment of debt in Q1 2008. of deferred financing costs resulting from pre-payment of debt in Q1 2008.

Summary The new Digital Angel (NASDAQ:DIGA) - Streamlined structure Operational focus New management team with proven track record of Restructuring operations Achieving rapid top and bottom line growth Vision - become a clear worldwide leader in providing safety related products to the animal identification & emergency identification industries Timeline - 2008: Restructure and streamline company operations Implement top-to-bottom cultural changes 2009-2010: Implement global strategic plans Achieve profitable organic and acquisitive growth 20